AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                   OF

                         PACKERWARE CORPORATION

                      ____________________________


          PackerWare Corporation, a Kansas corporation (the
"Corporation"), does hereby certify that:


          FIRST: The present name of the Corporation is "PackerWare Corporation," which is the name under which the Corporation was originally incorporated. The date of filing of the original Articles of Incorporation of the Corporation with the Secretary of State of the State of Kansas was October 31, 1968.


          SECOND: These Amended and Restated Articles of Incorporation (the "Restated Articles") amend and restate in their entirety the present Articles of Incorporation of the Corporation. These Restated Articles have been duly adopted and approved by the Board of Directors of the Corporation by unanimous written consent in lieu of a meeting thereof and by the sole shareholder of the Corporation by written consent in accordance with the provisions of Sections 17-6301(f), 17-6602 and 17-6605 of the General Corporation Code of the State of Kansas.


          THIRD: These Restated Articles shall become effective immediately upon their filing with the Secretary of State of the State of Kansas.


          FOURTH: Upon the filing with the Secretary of State of the State of Kansas of these Restated Articles, the Articles of Incorporation of the Corporation shall be amended and restated in their entirety to read as set forth on EXHIBIT A attached hereto.


                          *         *         *

IN WITNESS WHEREOF, the Corporation has caused these Amended and Restated Articles of Incorporation to be duly executed this _____ day of January, 1997.

                              By:
                                 ______________________________________
                                 James M. Kratochvil
                                 Vice President, Chief Financial Officer,
                                 Secretary and Treasurer
ATTEST:

_____________________________
Joseph S. Levy
Vice President and Assistant
Secretary

STATE OF            )
                    ) SS
COUNTY OF           )

          On this _______day of January, 1997, before me personally appeared James M. Kratochvil, being first duly sworn and to me known to be the person described in and who executed the foregoing Amended and Restated Articles of Incorporation of PackerWare Corporation, and acknowledged that he executed the same as his free act and deed.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my notarial seal, the day and year last above mentioned.

My Commission expires:


                              Notary Public

STATE OF           )
                   ) SS
COUNTY OF          )

          On this ______ day of January, 1997, before me personally appeared Joseph S. Levy, being first duly sworn and to me known to be the person described in and who executed the foregoing Amended and Restated Articles of Incorporation of PackerWare Corporation, and acknowledged that he executed the same as his free act and deed.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my notarial seal, the day and year last above mentioned.

My Commission expires:

____________________________  _______________________________
                              Notary Public

                                                                EXHIBIT A
                                                                ---------

             AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                   OF

                         PACKERWARE CORPORATION

                      ____________________________


                              ARTICLE FIRST
                              -------------
          The name of the corporation (herein called the "Corporation") is PACKERWARE CORPORATION.



                             ARTICLE SECOND
                             --------------
          The address of the registered office of the Corporation in the State of Kansas is 534 South Kansas Avenue, Suite 1108, City of Topeka, County of Shawnee, Kansas. The name of the registered agent of the Corporation at such address is Corporation Service Company.



                              ARTICLE THIRD
                              -------------
          The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Code of the State of Kansas (the "Kansas Statute").


                             ARTICLE FOURTH
                             --------------
          The total number of shares of all classes of stock which the Corporation has authority to issue is 10,000 shares, all of which are shares of Common Stock, par value $.01 per share. There shall be no preferences, qualifications, limitations, or restrictions whatsoever, nor any special or relative rights with respect to the shares.


                              ARTICLE FIFTH
                              -------------
          The number of directors of the Corporation shall be such as from time to time shall be fixed in the manner provided in the By-laws of the Corporation. The election of directors of the Corporation need not be by ballot unless the By-laws so require.


                              ARTICLE SIXTH
                              -------------
          A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 17-6424 of the Kansas Statute, or (iv) for any transaction from which the director derived any improper personal benefit. If the Kansas Statute is amended after the date of incorporation of the Corporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Kansas Statute, as so amended.


          Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.



                             ARTICLE SEVENTH
                             ---------------
          Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Kansas may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 17-6901 of the Kansas Statute or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 17-6808 of the Kansas Statute order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree on any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

                                 * * * *